LifeVantage Announces Financial Results for the
Third Quarter of Fiscal 2025

Salt Lake City, UT, May 6, 2025, LifeVantage Corporation (Nasdaq: LFVN), a leading health and wellness company with products designed to activate optimal health processes at the cellular level, today reported financial results for its third fiscal quarter ended March 31, 2025.
Third Quarter Fiscal 2025 Summary*:
•Revenue was $58.4 million, an increase of 21.1% from the prior year period. Excluding the negative impact of foreign currency fluctuations, third quarter revenue increased approximately 22.1%;
•Revenue in the Americas increased 29.5%, and revenue in Asia/Pacific & Europe decreased 7.2%. Excluding the negative impact of foreign currency fluctuations, third quarter revenue in Asia/Pacific & Europe decreased approximately 4.7%;
•Net income per diluted share was $0.26, versus $0.13 per diluted share a year ago;
•Adjusted earnings per diluted share was $0.26, compared to $0.21 a year ago; and
•Adjusted EBITDA was $6.4 million compared to $5.1 million a year ago.
* All comparisons are on a year over year basis and compare the third quarter of fiscal 2025 to the third quarter of fiscal 2024, unless otherwise noted.
“Third quarter results were strong with revenues up 21% year-over-year to $58.4 million, reflecting robust demand for our MindBody GLP-1 SystemTM,” said Steve Fife, President and CEO of LifeVantage. “We also delivered another quarter of improving profitability including a 210 basis point improvement in gross margin and 27% increase in Adjusted EBITDA. International expansion was a key focus in the quarter with the launch of our Evolve Compensation Plan into the Philippines, Taiwan, Hong Kong and Singapore in early March followed by the launch of the MB System™, as our GLP-1 activation product is known outside of the U.S., into Japan, Australia, New Zealand, Europe, the UK, Mexico, and Thailand. At our annual Global Convention in April, the incredible intensity and engagement of our independent Consultants underscored the tremendous growth potential for LifeVantage as our addressable market continues to broaden and we leverage our unique position around Activation.”
Third Quarter Fiscal 2025 Results
For the third quarter ended March 31, 2025, the Company reported revenue of $58.4 million, a 21.1% increase over the third quarter of fiscal 2024. Excluding the negative impact of foreign currency fluctuations, third quarter revenue increased 22.1%. Revenue in the Americas region for the third quarter of fiscal 2025 increased 29.5%, including a 31.4% increase in the United States. Revenue in the Asia/Pacific & Europe region decreased 7.2% and was negatively impacted by foreign currency fluctuations. On a constant currency basis, revenue in Asia/Pacific & Europe decreased approximately 4.7% for the three months ended March 31, 2025.
Gross profit for the third quarter of fiscal 2025 was $47.3 million, or 81.0% of revenue, compared to $38.1 million, or 78.9% of revenue, for the same period in fiscal 2024. The increase in gross profit margin was primarily due to a shift in product sales mix, lower inventory obsolescence expense, and lower inventory variance expenses.

Commissions and incentives expense for the third quarter of fiscal 2025 was $26.2 million, or 44.8% of revenue, compared to $19.7 million, or 40.9% of revenue, for the same period in fiscal 2024. The increase in commissions and incentives expenses as a percentage of revenue compared to the prior year period is due to higher qualifications within existing promotional and incentive programs and changes in the sales mix within our Active Accounts between our independent Consultants and Customers.
Selling, general and administrative (SG&A) expense for the third quarter of fiscal 2025 was $17.1 million, or 29.2% of revenue, compared to $16.4 million, or 34.0% of revenue, for the same period in fiscal 2024. Adjusted for nonrecurring expenses, which are detailed in the GAAP to non-GAAP reconciliation tables included at the end of this press release, adjusted non-GAAP SG&A expenses for the third quarter of fiscal 2025 were $17.0 million, or

29.1% of revenue, compared to adjusted non-GAAP SG&A expenses for the third quarter of fiscal 2024 of $15.0 million, or 31.0% of revenue.
Operating income for the third quarter of fiscal 2025 was $4.1 million compared to $1.9 million for the third quarter of fiscal 2024. Accounting for non-GAAP adjustments noted previously, adjusted non-GAAP operating income for the third quarter of fiscal 2025 was $4.1 million compared to adjusted non-GAAP operating income of $3.4 million for the third quarter of fiscal 2024.
Net income for the third quarter of fiscal 2025 was $3.5 million, or $0.26 per diluted share, compared to $1.7 million, or $0.13 per diluted share for the third quarter of fiscal 2024. Accounting for the non-GAAP adjustments noted previously, net of tax, adjusted non-GAAP net income for the third quarter of fiscal 2025 was $3.5 million, or $0.26 per diluted share, compared to adjusted non-GAAP income of $2.8 million, or $0.21 per diluted share, for the third quarter of fiscal 2024.
Adjusted EBITDA was $6.4 million for the third quarter of fiscal 2025, versus $5.1 million for the comparable period in fiscal 2024.
Balance Sheet & Liquidity
The Company generated $10.8 million of cash from operations during the first nine months of fiscal 2025 compared to $9.6 million in the same period in fiscal 2024. Cash and cash equivalents at March 31, 2025 were $22.5 million, compared to $16.9 million at June 30, 2024, and there was no debt outstanding.
Share Repurchase
During the third quarter, the Company did not repurchase any shares of its common stock. Through the first nine months of fiscal 2025, 0.1 million shares have been repurchased for an aggregate price of $1.1 million. There was approximately $19.3 million remaining under the current repurchase program authorization as of March 31, 2025.
Dividend Announcement
Today the Company announced the declaration of a cash dividend of $0.045 per common share. The dividend will be paid on June 13, 2025 to all stockholders of record at the close of business on May 30, 2025.
Fiscal Year 2025 Guidance
The Company expects revenue in the range of $228 million to $235 million in fiscal year 2025. We are reiterating our profitability guidance of adjusted EBITDA of $21 million to $24 million, and adjusted earnings per share in the range of $0.72 to $0.88. The Company expects a full year tax rate of approximately 22% to 24%. This guidance reflects the current trends in the business. The Company's guidance for adjusted non-GAAP EBITDA and adjusted non-GAAP earnings per diluted share excludes any non-operating or non-recurring expenses that may materialize during fiscal 2025. The Company is not providing guidance for GAAP earnings per diluted share for fiscal 2025 due to the potential occurrence of one or more non-operating or non-recurring expenses, which the Company does not believe it can reliably predict.

Conference Call Information
The Company will hold an investor conference call today at 2:30 p.m. MST (4:30 p.m. EST). Investors interested in participating in the live call can dial (877) 704-4453 from the U.S. or international callers can dial (201) 389-0920. A telephone replay will be available approximately two hours after the call concludes and will be available through Tuesday, May 20, 2025, by dialing (844) 512-2921 from the U.S. and entering confirmation code 13752773, or (412) 317-6671 from international locations, and entering confirmation code 13752773.
There will also be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at https://investor.lifevantage.com/events-and-presentations or directly at https://url.us.m.mimecastprotect.com/s/ijJyCpYRkxIZlm9lSYipUGOAm3?domain=viavid.webcasts.com. The webcast will be archived for approximately 30 days
About LifeVantage Corporation
LifeVantage Corporation (Nasdaq: LFVN), the Activation company, is a pioneer in nutrigenomics—the study of how nutrition and naturally occurring compounds can unlock your genes and the health coded within. Our products work with your unique biology and help your body make what it needs for health. The line of scientifically validated activators includes the flagship Protandim® family of products, TrueScience® Liquid Collagen, the newest MindBody GLP-1 System™, Activation-supporting nutrients such as Omega, D3+, and the Rise AM & Reset PM System®, as well as AXIO® nootropic energy drink mixes, the full TrueScience® line of skin and hair care products, and Petandim®, a pet supplement formulated to combat oxidative stress in dogs. Our independent Consultants sell our products to Customers and share the business opportunity with entrepreneurs seeking to begin their own business. LifeVantage was founded in 2003 and is headquartered in Lehi, Utah. For more information, visit www.lifevantage.com.
Cautionary Note Regarding Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe," "will," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates," "look forward to," "goal," “may be,” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The declaration and/or payment of a dividend during any quarter provides no assurance as to future dividends, and the timing and amount of future dividends, if any, could vary significantly in comparison both to past dividends and to current expectations. Examples of forward-looking statements include, but are not limited to, expected financial performance, including revenue and margins, statements we make regarding executing against and the benefits of our key initiatives, future growth, including geographic and product expansion, and expected dividend payments in future quarters. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, further deterioration to the global economic and operating environments, as well as those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission (the “SEC”). The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.
About Non-GAAP Financial Measures
We define Non-GAAP EBITDA as earnings before interest expense, income taxes, depreciation and amortization and Non-GAAP Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, stock compensation expense, other income, net, and certain other adjustments. Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We define Non-GAAP Net Income as GAAP net income less certain tax adjusted non-recurring one-time expenses incurred during the period and Non-GAAP Earnings per Share as Non-GAAP Net Income divided by weighted-average shares outstanding.
We are presenting Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share because management believes that they provide additional ways to view our operations when considered with both our GAAP results and the reconciliation to net income, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share are presented solely as supplemental disclosure because: (i) we believe these measures are a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share has limitations and you should not consider these measures in isolation from or as an alternative to the relevant GAAP measure of net income prepared in accordance with GAAP, or as a measure of profitability or liquidity.
The tables set forth below present reconciliations of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share, which are non-GAAP financial measures to Net Income and Earnings per Share, our most directly comparable financial measures presented in accordance with GAAP.
Investor Relations Contacts:
Reed Anderson, ICR
(646) 277-1260
reed.anderson@icrinc.com

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except per share data)	March 31, 2025	June 30, 2024
ASSETS
Current assets
Cash and cash equivalents	$22,469	$16,886
Accounts receivable	3,240	2,949
Income tax receivable	—	313
Inventory, net	22,221	15,055
Prepaid expenses and other	6,184	2,443
Total current assets	54,114	37,646

Property and equipment, net	6,730	7,813
Right-of-use assets	8,607	9,569
Intangible assets, net	224	323
Deferred income tax asset	6,888	4,268
Other long-term assets	674	680
TOTAL ASSETS	$77,237	$60,299

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$7,038	$5,853
Commissions payable	8,175	6,569
Income tax payable	955	202
Lease liabilities	1,933	1,811
Other accrued expenses	14,482	7,874
Total current liabilities	32,583	22,309

Long-term lease liabilities	10,425	11,801
Other long-term liabilities	218	198
Total liabilities	43,226	34,308
Commitments and contingencies
Stockholders' equity
Preferred stock — par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock — par value $0.0001 per share, 40,000 shares authorized and 12,581 and 12,510 issued and outstanding as of March 31, 2025 and June 30, 2024, respectively	1	1
Additional paid-in capital	139,068	136,644
Accumulated deficit	(103,511)	(108,738)
Accumulated other comprehensive loss	(1,547)	(1,916)
Total stockholders’ equity	34,011	25,991
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$77,237	$60,299

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands, except per share data)	2025	2024	2025	2024
Revenue, net	$58,440	$48,245	$173,416	$151,233
Cost of sales	11,113	10,172	33,799	31,418
Gross profit	47,327	38,073	139,617	119,815

Operating expenses:
Commissions and incentives	26,208	19,714	79,038	63,941
Selling, general and administrative	17,066	16,425	50,528	54,452
Total operating expenses	43,274	36,139	129,566	118,393
Operating income	4,053	1,934	10,051	1,422

Other income (expense):
Interest income, net	131	76	320	352
Other expense, net	(4)	(89)	(524)	(135)
Total other income (expense)	127	(13)	(204)	217
Income before income taxes	4,180	1,921	9,847	1,639
Income tax expense	(710)	(262)	(2,001)	(7)
Net income	$3,470	$1,659	$7,846	$1,632
Net income per share:
Basic	$0.28	$0.13	$0.64	$0.13
Diluted	$0.26	$0.13	$0.60	$0.13
Weighted-average shares outstanding:
Basic	12,350	12,424	12,227	12,525
Diluted	13,300	12,986	12,985	13,010

LIFEVANTAGE CORPORATION AND SUBSIDIARIES

Revenue by Region
(Unaudited)

	Three Months Ended March 31,				Nine Months Ended March 31,
(In thousands)	2025		2024		2025		2024
Americas	$48,201	82%	$37,215	77%	$142,246	82%	$114,795	76%
Asia/Pacific & Europe	10,239	18%	11,030	23%	31,170	18%	36,438	24%
Total	$58,440	100%	$48,245	100%	$173,416	100%	$151,233	100%

Active Accounts
(Unaudited)

	As of March 31,
	2025		2024		Change from Prior Year	Percent Change
Active Independent Consultants (1)
Americas	35,000	67%	31,000	63%	4,000	12.9%
Asia/Pacific & Europe	17,000	33%	18,000	37%	(1,000)	(5.6)%
Total Active Independent Consultants	52,000	100%	49,000	100%	3,000	6.1%

Active Customers (2)
Americas	74,000	84%	62,000	79%	12,000	19.4%
Asia/Pacific & Europe	14,000	16%	16,000	21%	(2,000)	(12.5)%
Total Active Customers	88,000	100%	78,000	100%	10,000	12.8%

Active Accounts (3)
Americas	109,000	78%	93,000	73%	16,000	17.2%
Asia/Pacific & Europe	31,000	22%	34,000	27%	(3,000)	(8.8)%
Total Active Accounts	140,000	100%	127,000	100%	13,000	10.2%

(1) Active Independent Consultants have purchased product in the prior three months for retail or personal consumption.
(2) Active Customers have purchased product in the prior three months for personal consumption only.
(3) Total Active Accounts is the sum of Active Independent Consultant accounts and Active Customer accounts.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands)	2025	2024	2025	2024
GAAP Net income	$3,470	$1,659	$7,846	$1,632
Interest income, net	(131)	(76)	(320)	(352)
Provision for income taxes	710	262	2,001	7
Depreciation and amortization	802	895	2,406	2,775
Non-GAAP EBITDA:	4,851	2,740	11,933	4,062
Adjustments:
Stock compensation expense	1,521	796	4,160	2,524
Other expense, net	4	89	524	135
Other adjustments(1)	51	1,452	713	5,438
Total adjustments	1,576	2,337	5,397	8,097
Non-GAAP Adjusted EBITDA	$6,427	$5,077	$17,330	$12,159

(1) Other adjustments breakout:
Nonrecurring proxy contest related expenses	$—	$1,276	$—	$5,162
Key management severance expenses	—	—	188	100
Executive team recruiting and transition expenses	51	—	525	—
Other nonrecurring expenses	—	176	—	176
Total adjustments	$51	$1,452	$713	$5,438

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income and Non-GAAP Adjusted EPS
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands)	2025	2024	2025	2024
GAAP Net income	$3,470	$1,659	$7,846	$1,632
Adjustments:
Nonrecurring proxy contest related expenses	—	1,276	—	5,162
Key management severance expenses	—	—	188	100
Executive team recruiting and transition expenses	51	—	525	—
Other nonrecurring expenses	—	176	—	176
Tax impact of adjustments(1)	(11)	(334)	(164)	(1,251)
Total adjustments, net of tax	40	1,118	549	4,187
Non-GAAP Net income:	$3,510	$2,777	$8,395	$5,819

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Diluted earnings per share, as reported	$0.26	$0.13	$0.60	$0.13
Total adjustments, net of tax	—	0.09	0.04	0.32
Non-GAAP adjusted diluted earnings per share(2)	$0.26	$0.21	$0.65	$0.45

(1) Tax impact is based on the estimated annual tax rate for the years ended June 30, 2025 and 2024, respectively.
(2) May not add due to rounding.